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                                                                   EXHIBIT 10.10

                              TERMINATION AGREEMENT

     This Agreement is made as of the 2nd day of January, 1999, between MGI PHARMA, INC., a Minnesota corporation, with its principal offices at Suite 300E Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 (the "Company") and Lori-jean Gille ("Employee"), residing at 3443 St. Louis Avenue, Minneapolis, Minnesota, 55416.

                                WITNESSETH THAT:

     WHEREAS, this Agreement is intended to specify the financial arrangements that the Company will provide to the Employee upon Employee's separation from employment with the Company under any of the circumstances described herein; and

     WHEREAS, this Agreement is entered into by the Company in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for Employee notwithstanding the possibility, threat or occurrence of certain types of change in control, thereby enhancing the Company's ability to attract and retain highly qualified people.

     NOW, THEREFORE, to assure the Company that it will have the continued dedication of Employee notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Employee to remain in the employ of the Company, and for other good and valuable consideration, the Company and Employee agree as follows:

     1. Term of Agreement. The term of this Agreement shall commence on the date hereof as first written above and shall continue through December 31, 1999; provided that commencing on January 1, 2000 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than twelve months prior to such January 1, the Company shall have given notice that it does not wish to extend this Agreement (which notice may not, in any event, be given sooner than January 1, 2000); and provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall continue in effect for a period of 24 months beyond the term provided herein if a Change in Control (as defined in Section 3(i) hereof) shall have occurred during such term.

     2. Termination of Employment

     (i) Prior to a Change in Control. Prior to a Change in Control (as defined in Section 3(i) hereof), the Company may terminate Employee from employment with the Company at will, with or without Cause (as defined in Section 3(iii) hereof), at any time.

     (ii) After a Change in Control

          (a) From and after the date of a Change in Control (as defined in Section 3(i) hereof) during the term of this Agreement, the Company shall not terminate Employee from

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     employment with the Company except as provided in this Section 2(ii) or as a result of Employee's Disability (as defined in Section 3(iv) hereof) or his death.

          (b) From and after the date of a Change in Control (as defined in Section 3(i) hereof) during the term of this Agreement, the Company shall have the right to terminate Employee from employment with the Company at any time during the term of this Agreement for Cause (as defined in Section 3(iii) hereof), by written notice to the Employee, specifying the particulars of the conduct of Employee forming the basis for such termination.

          (c) From and after the date of a Change in Control (as defined in Section 3(i) hereof) during the term of this Agreement: (x) the Company shall have the right to terminate Employee's employment without Cause (as defined in Section 3(iii) hereof), at any time; and (y) the Employee shall, upon the occurrence of such a termination by the Company without Cause, or upon the voluntary termination of Employee's employment by Employee for Good Reason (as defined in Section 3(ii) hereof), be entitled to receive the benefits provided in Section 4 hereof. Employee shall evidence a voluntary termination for Good Reason by written notice to the Company given within 60 days after the date of the occurrence of any event that Employee knows or should reasonably have known constitutes Good Reason for voluntary termination. Such notice need only identify the Employee and set forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason.

Any notice given by Employee pursuant to this Section 2 shall be effective five business days after the date it is given by Employee.

     3. Definitions

     (i) A "Change in Control" shall mean:

          (a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor provision thereto, whether or not the Company is then subject to such reporting requirement;

          (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

          (c) the Continuing Directors (as defined in Section 3(v) hereof) cease to constitute a majority of the Company's Board of Directors; provided that such change is the direct or indirect result of a proxy fight and contested election or elections for positions on the Board of Directors; or

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          (d) the majority of the Continuing Directors (as defined in Section
     3(v) hereof) determine in their sole and absolute discretion that there has been a change in control of the Company.

     (ii) "Good Reason" shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of Employee's employment by the Company for Cause (as defined in Section 3(iii) hereof), for Disability (as defined in Section 3(iv) hereof) or for death:

          (a) the assignment to Employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;

          (b) a reduction by the Company in Employee's base salary as in effect immediately prior to a Change in Control;

          (c) an amendment or modification of the Company's incentive compensation program (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of Employee as compared to the terms and administration of such program immediately prior to a Change in Control;

          (d) the Company's requiring Employee to be based anywhere other than within 50 miles of Employee's office location immediately prior to a Change in Control, except for requirements of temporary travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to a Change in Control;

          (e) except to the extent otherwise required by applicable law, the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Company which would adversely affect Employee's participation in, or materially reduce Employee's benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Company's vacation policy as then in effect; or

          (f) the failure by the Company to obtain, as specified in Section 5(i) hereof, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.

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     (iii) "Cause" shall mean termination by the Company of Employee's employment based upon (a) the willful and continued failure by Employee substantially to perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Employee's termination for Good Reason) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this Section 3(iii), no action or failure to act on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

     (iv) "Disability" shall mean any physical or mental condition which would qualify Employee for a disability benefit under the Company's long-term disability plan.

     (v) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (a) was a member of the Board of Directors on the date of this Agreement as first written above or (b) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 3(v): "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     4. Benefits upon Termination under Section 2(ii)(c)

     (i) Upon the termination (voluntary or involuntary) of the employment of Employee pursuant to Section 2(ii)(c) hereof, Employee shall be entitled to receive the benefits specified in this Section 4. The amounts due to Employee under subparagraphs (a), (b) and (c) of this Section 4(i) shall be paid to Employee not later than one business day prior to the date that the termination of Employee's employment becomes effective (the "Employment Termination Date"). All benefits to Employee pursuant to this Section 4(i) shall be subject to any applicable payroll or other taxes required by law to be withheld.

          (a) The Company shall pay to Employee any and all amounts payable to Employee pursuant to any standard or general severance policy of the Company or its Board of Directors;

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          (b) In lieu of any further base salary payments to Employee for periods subsequent to the Employment Termination Date, the Company shall pay as severance pay to Employee a lump-sum cash amount equal to twenty-four (24) times the Employee's monthly base salary (as in effect in the month preceding the month in which the termination becomes effective or as in effect in the month preceding the Change in Control, whichever is higher);

          (c) The Company shall also pay to Employee all legal fees and expenses incurred by Employee as a result of such termination of employment (including all fees and expenses, if any, incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement whether by arbitration or otherwise); and

          (d) Any and all contracts, agreements or arrangements between the Company and Employee prohibiting or restricting the Employee from owning, operating, participating in, or providing employment or consulting services to, any business or company competitive with the Company at any time or during any period after the Employment Termination Date, shall be deemed terminated and of no further force or effect as of the Employment Termination Date, to the extent, but only to the extent, such contracts, agreements or arrangements so prohibit or restrict the Employee; provided that the foregoing provisions shall not constitute a license or right to use any proprietary information of the Company and shall in no way affect any such contracts, agreements or arrangements insofar as they relate to nondisclosure and nonuse of proprietary information of the Company notwithstanding the fact that such nondisclosure and nonuse may prohibit or restrict the Employee in certain competitive activities.

     (ii) Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer or from any other source.

     (iii) In the event that any payment or benefit received or to be received by Employee in connection with a Change in Control of the Company or termination of Employee's employment (whether payable pursuant to the terms of this Agreement or any other plan, contract, agreement or arrangement with the Company, with any person whose actions result in a Change in Control of the Company or with any person constituting a member of an "affiliated group" as defined in Section 280G(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), with the Company or with any person whose actions result in a Change in Control of the Company (collectively, the "Total Payments")) would be subject to the excise tax imposed by Section 4999 of the Code or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any such interest, penalties or additions to tax, are collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive from the Company an additional cash payment (a "Gross-Up Payment") within thirty business days of such determination in an amount

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such that after payment by Employee of all taxes (including such interest, penalties or additions to tax imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. All determinations required to be made under this Section 4(iii), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of the Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Employee within 15 business days of the Employment Termination Date, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with an opinion that Employee has substantial authority not to report any Excise Tax on his or her federal income tax return.

     Any uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder shall be resolved in favor of Employee. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that at a later time there will be a determination that the Gross-Up Payments made by the Company were less than the Gross-Up Payments that should have been made by the Company ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Employee is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment, if any, that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that at a later time there will be a determination that the Gross-Up Payments made by the Company were more than the Gross-Up Payments that should have been made by the Company ("Overpayment"), consistent with the calculations required to be made hereunder. Employee agrees to refund to the Company the amount of any Overpayment that the Accounting Firm shall determine has occurred hereunder. Any determination by the Accounting Firm as to the amount of any Gross-Up Payment, including the amount of any Underpayment or Overpayment, shall be binding upon the Company and Employee.

     5. Successors and Binding Agreement

     (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if employee terminated Employee's employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date that

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the termination of Employee's employment becomes effective. As used in this
Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this
Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (ii) This Agreement is personal to Employee, and Employee may not assign or transfer any part of Employee's rights or duties hereunder, or any compensation due to Employee hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

     6. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the Minneapolis-St. Paul metropolitan area, in accordance with the applicable rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     7. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     8. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice of intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as first written above (directed to the attention of the Board of Directors and Corporate Secretary in the case of the Company). Either party hereto may change its address for purposes of this Section 8 by giving 15 days' prior notice to the other party hereto.

     9. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     11. Governing Law. This Agreement has been executed and delivered in the
State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance, and without taking into consideration the conflict of law provisions of such state.

     12. Effect of Agreement; Entire Agreement. The Company and the Employee understand and agree that this Agreement is intended to reflect their agreement only with respect to payments and benefits upon termination in certain cases and is not intended to create any obligation on the part of either party to continue employment. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way Employee's rights under any benefit plan, program or arrangements in accordance with their terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, all as of the date first written above.

                                         MGI PHARMA, INC.

                                         By         /s/ C. N. Blitzer
                                           ------------------------------------
                                           Its            CEO
                                           ------------------------------------

                                         EMPLOYEE

                                                /s/ Lori-jean Gille
                                           ------------------------------------

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